EXHIBIT 14

Approved by Exelon Board of Directors 06-27-06

EXELON CORPORATION

CODE OF BUSINESS CONDUCT

Approved by Exelon Board of Directors 06-27-06

MESSAGE FROM THE CEO

Our Vision is to become the very best electric and gas company in the United States. To realize our Vision, we must commit ourselves not only to safety, accountability, and continuous improvement, but to the highest ethical standards.

The business prospects of our Company are excellent, and the foundation that we build on is very strong. That foundation comes from the people of Exelon, and from the service that we have provided to our customers, communities and employees. We are regarded as honest and caring, but disciplined, business people who are involved in providing essential services to major urban populations. We can be successful only if we employ an engaged workforce that best serves our diverse communities. And to meet the high standards set by our Company, we must conduct our operations safely and be leaders in developing solutions to our industry’s environmental challenges.

Because our business involves services that are central to citizens in their every day lives and necessary for businesses to operate productively in the nation’s economy, our operations are closely reviewed by governmental officials at the local, county, state and national level. Likewise, individuals and institutions have invested billions of dollars in our business with the expectation that we will honestly and productively use this capital to profitably operate our company and increase shareholder value.

We will be successful if we operate our Company, employ our people and finance our business in accordance with the highest ethical standards and with the law. We will destroy shareholder value if we do not. Our Exelon Code of Conduct provides the outline of what is expected of all of us to meet our important obligations, and gives us resources to understand these requirements and live up to them.

Please read this Code carefully, and ask your supervisor or the Ethics and Compliance Office if you have any questions. Our Company’s success depends on each of us living up to these standards. I commit to you that I will do so. I expect no less from each and every one of you.

John W. Rowe

Approved by Exelon Board of Directors 06-27-06

Approved by Exelon Board of Directors 06-27-06

Corporate Contributions and Lobbying	26

LEGAL AND REGULATORY COMPLIANCE	28
Senior Officers	28
Insider Trading and Stock Tipping	28
SEC Code of Professional Conduct	29
Affiliate Non-discrimination	30
Energy Trading Rules	30
Antitrust and Unfair Competition	31
Foreign Corrupt Practices	32
Sales and Marketing Competitive Practices	32

CODE OF CONDUCT PROCESSES AND RESOURCES	33
Waivers	33
Certification of Compliance	33
Reporting and Investigating Violations	33
The Ethics and Compliance Office	34
Ethics and Compliance Reporting Line/ Compliance Reporting Website	35

Retaliation	36
Violations and Penalties	37
Conclusion	38
Ethical Decision Making	38
Accountability	38

Approved by Exelon Board of Directors 06-27-06

INTRODUCTION

Using This Guide

The success of Exelon Corporation, including its subsidiaries (“Exelon” or the “Company”), is dependent on all of us conducting our activities in accordance with the highest ethical standards and applicable law. This Exelon Code of Business Conduct (“Code”) reflects our core value of integrity and is the statement of our required behavioral standards. The Code may, in some instances, set performance levels or expectations that are more stringent than required by law. They are nonetheless required. Exelon recognizes that such enhanced performance fosters compliance with law and provides a platform for our Company to be successful in the eyes of our customers, employees and investors.

The Code does not cover all situations where questions of ethics may arise. That would be virtually impossible to do. It enables you to identify situations that may raise ethical and legal issues, and is designed to help you learn what to do whenever you have a question or concern about what conduct the Company expects from you. All employees are held accountable for following the Code and it is important that you take the time to read it from cover to cover.

To assist with your understanding, described below is the purpose of each section of the Code.

1.	The message from the CEO explains the importance of Exelon’s commitment to the Company’s core value of integrity.

2.	The Introduction explains the accountability that all employees have for complying with the Company’s policies and for raising concerns about possible violations of law or policy.

3.	The Exelon ethical and legal business standards follow the Introduction. For each standard there is an “Overview,” which generally describes the standard, and the “Main Obligations” which are the core requirements under each standard. In some cases, there are also examples of “Things to Watch Out For,” which are circumstances that should alert you to a potential ethical or legal issue.

4.	For each standard, there are Exelon policies that provide additional detail. The complete and latest text of the related Exelon policies are found on the Exelon Intranet Website. You should read the policies and talk to your manager to understand how the ethics standards and supporting Company policies apply to your job.

5.	The Exelon Ethics Principles, stated below, are the framework from which the behavioral standards described in the Code are developed. They are your guideposts for understanding what acting with integrity looks like, in other words, how the Company expects that each employee will, at all times, conduct the Company’s business.

Approved by Exelon Board of Directors 06-27-06

Exelon Ethics Principles

• Obey the applicable laws and regulations governing our business conduct.

• Be honest, fair and trustworthy in all your Exelon activities and relationships.

• Foster an atmosphere in which fair employment practices extend to every member of the diverse Exelon community.

• Strive to create a safe workplace and to protect the environment.

• Avoid all conflicts of interest between work and personal affairs.

• Through leadership at all levels, sustain a culture where ethical conduct is recognized, valued and exemplified by all employees.

Who Must Follow the Exelon Code of Business Conduct

Exelon directors, officers and employees

The Exelon Code applies to all directors, officers, and employees of the Company.

Subsidiaries

An Exelon subsidiary may supplement this Code, as necessary, with its own implementing policies.

Third parties

All Exelon businesses must ensure that, either through contractual provisions or certification, others representing Exelon – such as consultants, agents, sales representatives, distributors, vendors, suppliers and independent contractors (“Suppliers”) – agree to follow applicable Exelon ethical and legal standards.

Supervisors and employees must:

•	Identify those persons and companies outside Exelon whose activities on behalf of Exelon may involve issues covered by the Exelon Code.

•	Require those persons and companies to agree to comply with relevant aspects of the Exelon Code.

•	Provide those persons and companies with appropriate education on the requirements imposed.

Approved by Exelon Board of Directors 06-27-06

•	Take necessary action, up to and including terminating a contract with anyone representing Exelon, if the person fails to honor his or her agreement to abide by the Exelon Code.

Other Codes of Conduct

Since we operate in a heavily regulated industry, there may be other codes of conduct that apply to specific aspects of our business, for example the Federal Energy Regulatory Commission Standards of Conduct. Please note that all references to the Code in this document, unless otherwise stated, mean this Code of Business Conduct, which applies across Exelon and its subsidiaries.

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Approved by Exelon Board of Directors 06-27-06

CORPORATE CITIZENSHIP AND THE EXELON COMMUNITY

Fair Treatment and Diversity

It is Exelon’s policy to provide equal employment opportunity and fair treatment for everyone. Whenever and wherever individuals engage in activities on behalf of the Company, they have a right to be free from prohibited discrimination. We will also actively seek to build an inclusive workforce. Our diverse employees are a competitive advantage, enabling us to make more informed business decisions and to better serve our diverse customer base. We are also committed to diversity in regard to our suppliers. Embracing diversity is not simply the right thing to do; it makes good business sense.

Main Obligations

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Judge each individual based on qualifications, demonstrated skills and achievements, without regard to race, color, gender, national origin, age, religion, disability, sexual orientation, marital status, veteran status or other classifications protected by law

•	Promote an environment of inclusion and diverse ideas where communication is open, direct, honest, and respectful

•	Listen and speak with the goal of understanding the value that we each bring, and disagree respectfully, treating each other with dignity

•	Encourage free and open discussion and honestly communicate plans, expectations and results

Things to Watch Out For

•	The failure to consider qualified diverse candidates in hiring, promotion and other employment decisions

•	Making and acting on presumptions about any individual that are based on classifications protected by law

Harassment

We all have the right to work in an environment that is free from unlawful harassment or intimidation. Verbal or physical conduct by any employee that relates to characteristics protected by law and disrupts another’s work performance or creates an intimidating, offensive, abusive, or hostile work environment will not be tolerated. The Company will conduct a prompt investigation of any reported harassment. Appropriate corrective action will be taken where prohibited harassment has occurred.

Approved by Exelon Board of Directors 06-27-06

Main Obligations

•

Speak up when a co-worker’s conduct makes you or others uncomfortable, and promptly report perceived harassment, when it occurs, to the supervisor, department lead, HR representative, or the Ethics and Compliance Office

•	Avoid making or tolerating insults, jokes, slurs, and solicitations or the display of pictures, cartoons or posters that relate to any protected characteristic

•	Provide a work environment free of unwelcome sexual advances, requests for sexual favors, and other unwelcome verbal or physical conduct of a sexual nature

•	If you are a supervisor, take reasonable steps to prevent and detect harassment and respond promptly when an employee reports alleged harassment

Things to Watch Out For

•	Comments or jokes with sexual, racial or ethnic innuendo

•	An employee who, on repeated occasions, is the subject of allegations of harassment or hostility by employees having the same protected characteristic

Drugs and Alcohol

Exelon is committed to maintaining a work environment that ensures the safety, health and welfare of employees and the public. As explained in detail in our Drug and Alcohol Policy, Exelon requires a drug and alcohol free workplace. Use of controlled dangerous substances and alcohol abuse may adversely impact productivity, workplace and public safety, and may jeopardize the Company’s assets.

If you have problems related to alcohol or drugs, you are encouraged to seek confidential assistance from the Employee Assistance Program or other qualified professionals. Employees may contact a program representative at 1-866-872-1666.

Main Obligations

•	Do not use, possess or be under the influence of drugs or alcohol while on duty, whether or not on Company premises, or while in Company vehicles

•	Whether or not on duty, comply with all laws and regulations governing use or possession of alcohol and illegal drugs

•

Inform the Company’s medical department or a supervisor if, for medical reasons, you are using prescription or non-prescription drugs that may impair alertness or judgment and jeopardize your safety or that of your co-workers

Approved by Exelon Board of Directors 06-27-06

Things to Watch Out For

•	Inexplicable abnormal behavior by an employee

•	Signs of potentially being under the influence of alcohol, including, slurred speech, red eyes, uneven gait or stumbling, or the smell of alcohol on the person

•	Signs of potentially being under the influence of drugs, including dilated pupils, smell of marijuana on the person, extreme mood and behavior swings, or possession of drug paraphernalia

Workplace Violence and Weapons

Exelon is committed to a safe working environment, free of threats, intimidation and physical harm.

Main Obligations

•	Do not engage in any violent behavior including assaults, fighting, threatening comments, stalking or any other similar behavior which endangers, or threatens the safety of employees, or the public

•

Do not possess any deadly or dangerous weapon, explosives or incapacitating devices while on duty or in Company vehicles, whether or not on Company premises, unless specifically authorized by the Chief Nuclear Officer or prior approval is obtained from the Chief Compliance Officer

Things to Watch Out For

•	Unusual physical contact with others

•	Overreaction to common workplace frustrations

•	Comments about plans to hurt another person or persons

Environment

Exelon will conduct its operations in a way that preserves and protects the environment, and complies with applicable environmental laws and regulations and other relevant standards to which the Company may voluntarily subscribe. We also promote a corporate culture where competitive initiatives are consistent with environmental stewardship, demonstrating environmental leadership though full compliance, pollution prevention and continuous improvement.

Approved by Exelon Board of Directors 06-27-06

Main Obligations

•	Comply with all applicable environmental laws, regulations, and voluntary commitments, as a minimum

•

Integrate environmental risk analysis into business planning and operations – first, prevent pollution where possible, then reduce environmental impacts and implement cost-effective mitigation measures for environmental impacts that cannot be avoided

•	Utilize natural resources more efficiently to reduce environmental impacts and operating costs

•	Lead the industry in shaping public policy on strategic environmental issues

•	Partner with the communities where we operate to enhance the environment

•	Engage stakeholders and consider their environmental expectations in decision-making

•	Publicly communicate our environmental issues and performance

Safety and Health

Exelon will operate all aspects of its businesses in a manner that protects the safety and health of its employees, contractors, customers and the general public. We will foster a safety culture in which everyone believes that accidents and injuries are preventable and all employees understand their accountability for maintaining a safe and healthful workplace. Our work is never so urgent, nor the schedule so important, that it cannot be performed safely.

Main Obligations

•	Create a safety culture to achieve an accident and illness-free environment;

•	Comply with all applicable health and safety laws and regulations, industry and internal Company standards, as a minimum

•	Integrate safety risk analysis into business planning, engineering design, and operating decisions, to develop and implement effective hazard control measures and safety performance improvement

•

Promote the value of employee involvement in the prevention of injuries and illnesses — including every employee’s right and obligation to question, stop and correct any unsafe condition or behavior — and maintain an open and honest dialogue with our employees on health and safety issues and performance

•	Continually improve safety performance to become the safest electric and gas utility

Approved by Exelon Board of Directors 06-27-06

Community Relations, Employee and Corporate Contributions

We are committed to being a good corporate citizen and we support and encourage employee involvement in community activities and professional organizations. We are also proud to provide financial support to thousands of charitable and civic organizations in the communities where our employees live and work. However, we must ensure that all contributions of money, property and services are properly authorized and comply with all Company policies and procedures and legal and regulatory requirements. We may not bring pressure on others to contribute to charitable organizations and may not use Company resources to solicit support for charitable causes without appropriate prior approval.

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Approved by Exelon Board of Directors 06-27-06

WORKING WITH CUSTOMERS AND SUPPLIERS

Customer Relations

Customers purchase from companies that understand — and sometimes even anticipate — their needs. We must satisfy fundamental customer needs like quality, reliability, and service, and in a way that is ethical and legal.

Main Obligations

•	Act in a professional, respectful and empathetic manner when listening and responding to customer inquiries and requests

•	Deal fairly with customers by being accurate, consistent and flexible when responding to customer inquiries and requests

•	Keep commitments to customers by following up through completion when resolving a customer’s inquiry or request and by working to prevent a recurrence

•	Work in a safe and responsible manner when on the property of a customer or other third party

•	Be mindful of the federal and state rules regarding relationships with affiliated companies as discussed in the section regarding Affiliate Rules

•	Accurately and appropriately represent all services in offerings or advertising, marketing and sales efforts

Things to Watch Out For

•	Failing to respond promptly and courteously to customer inquiries and requests

•	Failing to reasonably restore a customer’s or other third party’s property when work is completed

•	Discriminating against or providing preferential treatment to any customer

Procurement Standards

Third-party perception of ethical conduct is particularly critical in the case of employees involved in procurement activities, as well as other employees who are in a position to influence procurement decisions or relationships. Employees must comply with Exelon procurement policies and practices during any procurement activity including issuing requisitions, identifying potential suppliers, bidding, negotiating and contracting, awarding bids, sole source procurement, managing purchase orders and contracts and processing invoices.

Approved by Exelon Board of Directors 06-27-06

Main Obligations

•

Make procurement decisions with integrity and based on criteria that will deliver the best total value to Exelon, such as quality, price, service, reliability, availability, technical excellence and delivery

•

Deal with all suppliers professionally, ethically and fairly and avoid the appearance of impropriety; specific restrictions on the exchange of gifts and entertainment are discussed in the section below entitled “Conflicts of Interest”.

•	Conduct Exelon business in good faith and resolve disputes quickly and equitably, where possible

Things to Watch Out For

•	Sole source procurements without sufficient justification

•	Frequent business entertaining with a supplier

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Approved by Exelon Board of Directors 06-27-06

CONFLICTS OF INTEREST

Conflicts of Interest Generally

Exelon is committed to making all business decisions objectively and solely on the basis of the best quality, service and price, or other similar competitive factors. A conflict of interest exists whenever the personal interests, activity, investment or association of an Exelon employee are inconsistent with the responsibilities of his or her employment or position. A loss to the Company need not occur for a conflict to exist.

Main Obligations

•	Avoid any activity, interest or association that could compromise the independent exercise of your judgment in the best interests of the Company

•	Act with an understanding that even the appearance of a conflict between personal interests and those of the Company can undermine trust and therefore must also be avoided

•	Seek guidance from your manager or the Ethics and Compliance Office whenever there is a question concerning a conflict between your personal interest and the interests of the Company

•	Promptly disclose all conflicts to the Ethics and Compliance Office and in your compliance certification

Things to Watch Out For

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An employee or a member of the employee’s family receives a personal discount or other similar benefit from an Exelon supplier and the employee is in a position to influence Exelon decisions that impact the supplier

•	An employee approves the selection of a family member’s or close friend’s firm for work, even if the selection results in lower cost to Exelon

•	An employee having a material financial interest in an existing or proposed transaction to which the Company is or is likely to become a party

•	An employee having a material financial interest in property which the Company is acquiring or likely to acquire (Not applicable to property acquired under the Company's Relocation Policy)

•

An employee having a material financial interest in a corporation, partnership or other entity that does business with Exelon or competes with the Company (except for insignificant stock interest in publicly held companies)

Approved by Exelon Board of Directors 06-27-06

Gifts and Gratuities

To maintain unquestioned integrity in our business relationships, we must avoid being placed in an embarrassing position that might make it difficult to carry out our duties impartially.

Main Obligations

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Employees, including members of their immediate families, may neither offer or give to, nor request or accept from a customer or any entity with which the Company does business, or is likely to do business a thing of value such as cash, bonuses, fees, commissions, gifts, gratuities, favors, loans, private or personal discounts (“Gifts”)

•

Understand that mementos, advertising novelties and souvenirs of a modest value customarily associated with legitimate business relationships, or other gratuities or things of similar value are not considered Gifts and are excluded from these restrictions

•

Understand that modest value is not subject to precise definition for all circumstances. In general, if it would appear questionable if printed in a newspaper article, it should not be provided or accepted

•	Understand that business entertaining is permitted as described under the heading “Business Entertainment”

•	If you receive a Gift of more than modest value you should return it with an explanation regarding Exelon’s policy and notify your manager or the Ethics and Compliance Office

•

Where it is customary and lawful in some foreign countries for business executives doing business with each other to give or exchange Gifts, respect these customs when appropriate, but only in accordance with U.S. and local laws

If you are unsure whether you may give or accept a Gift, call the Ethics and Compliance Office at 1-866-222-5315 or the Ethics Help Line at 1-800-23-ETHIC.

Business Entertainment

Business entertainment (e.g., meals and attendance at sporting or theater events) or invitations to business events is a common practice meant to promote good will and establish trust in business relationships. Such exchanges are acceptable if they are infrequent and of modest value.

Approved by Exelon Board of Directors 06-27-06

Main Obligations

•	Do not accept any business courtesy that might be perceived as a bribe or payoff

•	Decline any offers of lavish meals, entertainment or business events

•

As a measure of whether a particular meal, entertainment or business event is lavish, employees may only accept offers or invitations if the associated expenses would be reimbursed by Exelon as a reasonable business expense, if not paid for by the third party

•	Avoid the offer or acceptance of frequent meals and entertainment from a continuing business Supplier

•

Employees may provide third parties with meals, entertainment, refreshments, transportation, lodging or incidental hospitality. Such expenditures, however, must have a valid business purpose, be modest, and be done within the framework of sound business judgment

•	Some areas of the Company, such as the Supply organization, may choose to implement stricter standards than the ones stated here

Corporate Opportunities

Employees owe a duty of loyalty to the Company and must act in the best interests of the Company’s legitimate interests.

Main Obligations

•	Do not deprive the Company of a business advantage or an opportunity

•	Do not take an opportunity discovered through the use of Confidential Information or your position for personal gain or advantage or for the gain or advantage of any third party

•	Do not use a Company Asset, Confidential Information or your position for personal gain or advantage or for the gain of advantage of any third party

•	Do not compete with the Company

Outside Activities

Exelon employees actively offer their time and talents to serve in public office and other positions in the community. Exelon supports the involvement of employees in the service to their communities since these activities are consistent with the Company’s strongly held core value of corporate citizenship. Likewise, employees may in some instances take on a second job with another business organization. Employees must ensure, however, that these outside activities do not exploit or conflict with their employment with Exelon or create or result in any conflict or appearance of conflict with the Company’s interests.

Approved by Exelon Board of Directors 06-27-06

Main Obligations

•

Employees should report to their manager any public office or position they hold, disclose the potential for any conflict or appearance of any conflict to interested parties (including the Company), and disqualify themselves from Company decisions affecting their public or political constituency as well as any decisions in their public or political role that affect the Company

•	If an employee decides to accept work with another business organization, the employee must ensure that the outside work is strictly separated from and does

•	Not interfere with the employee’s position at Exelon or his or her loyalty to the Company

•

An employee may not accept outside work with a competitor, supplier or other entity likely to do business with the Company unless a waiver is requested and approved in accordance with Code requirements described under the heading “Waivers.”

Things to Watch Out For

•	Doing outside work on Company time or using Company Assets in outside work

•	Taking outside work that involves the sale of products or services to Exelon

•	Outside employment that interferes with your ability to dedicate the time and effort required to fulfill your responsibilities to Exelon

If you have any questions about whether a public activity or outside work is appropriate, seek guidance from your human resources representative or contact the Ethics and Compliance Office.

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Approved by Exelon Board of Directors 06-27-06

PROTECTING COMPANY ASSETS

Company Assets Generally

We are entrusted with valuable Company assets. They consist of all property that the Company owns or uses to achieve business objectives (“Company Assets”). They include: physical assets like land, facilities, vehicles, buildings, equipment and inventory; financial assets like cash, receivables, and investments; intellectual property such as confidential information, patents and trademarks; contract rights, licenses; and computers and information resources.

Main Obligations

•	Safeguard Company Assets and use them efficiently

•	Take reasonable care to prevent unauthorized use, damage, destruction, waste, loss or theft of Company Assets

•	Use or authorize the use of any Company Asset only for Company business purposes, regardless of condition or value

•	Do not sell, lend, borrow, give away or dispose of Company Assets, except with proper authorization

Things to Watch Out For

•	Using more of a Company Asset than is required for the project at hand

•	Using any Company Asset or any Exelon business relationship to secure credit or a loan

Confidential Information

One of Exelon’s most valuable assets is information. Our confidential information assets consist of information or knowledge, regardless of form, that Exelon considers private, that is not common knowledge outside the business or required by law or contract to be maintained as confidential, which might be of use to competitors or harmful to Exelon, if disclosed (“Confidential Information”). It is information or knowledge that an Exelon business develops or pays to have developed and to which Exelon has an exclusive right. Confidential Information that has commercial value to competitors or other entities that want to do business with Exelon is sometimes referred to as “proprietary information” or a “trade secret.” Examples of Confidential Information include information about Exelon facilities; systems; operations; finances; customers; suppliers; employees; business concepts and strategies; investment plans; development or construction plans; and marketing plans.

Approved by Exelon Board of Directors 06-27-06

Main Obligations

•	Be vigilant to protect our Confidential Information

•	Safeguard Confidential Information by marking information accordingly, keeping it secure, and limiting access to those who need to know it in order to do their job

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Do not divulge Confidential Information to persons outside of the Exelon business, except where such disclosure is appropriately authorized by an officer or legally mandated or where such disclosure is done pursuant to a confidentiality agreement

•	Do not share Confidential Information gained as a result of employment with Exelon with any individual, firm, or other organization after your employment with Exelon has ended

•	Apply these same protections to similar information supplied to us by vendors and customers

Things to Watch Out For

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Failing to be cautious in situations that might result in the inadvertent disclosure of Confidential Information, such as when discussing Confidential Information in public areas like elevators, restaurants, public restrooms, and airplanes or in public education forums like seminars or lectures

•	Failing to completely and permanently destroy Confidential Information when discarding it

Further information may be found in Corporate Procedures, Protecting Exelon Information and Information Asset Protection.

Records Management

Exelon’s Records Management Corporate Policy and Procedure (Records Management Policy) provides the guidance required for the identification, management and maintenance of records required to conduct the Company’s business, as well as the guidance required to ensure the consistent and documented destruction of such records. Records for purposes of this provision include any documentary material or information created or received in the ordinary course of business, regardless of the specific nature, medium or form, including paper, photograph, microfilm, electronic, digital, audio or other media.

Approved by Exelon Board of Directors 06-27-06

Main Obligations

•	Maintain, retain and destroy business records in accordance with the Company’s Records Management Policy and do not retain applicable records longer than necessary

•	Act with an understanding that almost all business records may become subject to public disclosure in the course of litigation or governmental investigations

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Do not discard or destroy business records that might normally be destroyed under the Company’s Records Management Policy if those records are (1) relevant to a pending, threatened or reasonably anticipated legal or administrative action against the Company or (2) a regulatory or governmental investigation involving the Company or (3) a Company internal investigation

Things to Watch Out For

•	Altering, destroying, mutilating or concealing any record when an official proceeding or internal investigation is underway and the document relates to the subject matter of the proceeding

•	Failing to prevent others from destroying records that reasonably relate to an official proceeding or internal investigation

If there is any question as to whether a particular record should be maintained, seek guidance from the Corporate Secretary’s Office or the Legal Department as to its destruction.

Computer and Electronic Information Security

Exelon’s computer, telecommunications and other electronic information resources are Company Assets. They consist of all of the Company’s information technology infrastructure and applications such as computer hardware, software applications, networks, e-mail and voice mail systems. If employees remotely access Exelon systems or access third party systems through Exelon systems, the access also belongs to Exelon (collectively “Computer and Information Resources”).

Main Obligations

•	Use Computer and Information Resources only for Company business purposes and for the exclusive use of employees and authorized suppliers and their employees

Approved by Exelon Board of Directors 06-27-06

•	Incidental personal use of these resources may be permitted so long as the use is reasonable and does not interfere with work responsibilities or expose Exelon to potential liability

•	Safeguard the integrity and confidentiality of Computer and Information Resources by protecting passwords, IDs and access only by authorized persons

•	Take precautions against intrusion by “viruses” from the Internet or unauthorized software. For more information, refer to the Information Asset Protection Corporate Procedure

•	Use Computer and Information Resources responsibly and in accordance with law and the Acceptable Use Corporate Procedure

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Do not access, solicit, or transmit inappropriate messages or materials (e.g., sexually oriented, pornographic, violence or hate related, discriminatory, etc.) utilizing Computer and Information Resources. Such activity may, in certain situations, be illegal and may subject Exelon and the employee involved to civil and criminal sanctions

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Employees should have no expectation of privacy while using Computer and Information Resources. Exelon reserves the right to monitor and restrict access to non-business related Internet sites and to refuse delivery of prohibited electronic messages or materials, as described above

Internal Controls

Management is accountable for establishing and maintaining a system of internal controls within an organization. Internal controls are those structures, activities, processes, and systems that help management effectively mitigate the risks to an organization’s achievement of objectives. Management is also accountable for the effectiveness of the Company’s internal control over financial reporting. Under Section 404 of the Sarbanes Oxley Act, this accountability encompasses ensuring there is clear, complete, fair and accurate reporting of financial and non-financial information pertaining to business transactions.

Management is charged with this accountability on behalf of the organization’s stakeholders and is held accountable for this accountability by the Exelon Board of Directors.

Approved by Exelon Board of Directors 06-27-06

Main Obligations

•	Prepare financial statements in accordance with Generally Accepted Accounting Principles (GAAP) and Exelon accounting procedures

•	Maintain a sound system of internal controls that provides reasonable assurance that:

•	operations and activities are effective and efficient

•	financial and operational accounting and reporting are full, fair, accurate, timely and reliable, and reflect the underlying performance

•	authority and accountability to conduct business is delegated in a manner that balances efficient decision-making with protection of Exelon’s assets and interests

•	adequate segregation of duties exists between authorization, creation, approval, custody, record keeping and reconciliation and

•	compliance with Exelon’s policies and practices and applicable laws and regulations is promoted, communicated and maintained

Employees are accountable for:

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understanding and complying with the system of controls established and maintained by management in their respective organizations, to achieve the expectations contained in the Company’s policy on internal controls

•	recording all business transactions, events and conditions accurately and completely

•	ensuring that all transactions are properly authorized and approved, recorded and reported in a timely manner and are adequately supported and

•	reporting accounting or internal control deficiencies that have the potential to adversely affect the ability of the Company to record, process, or report financial or operations data

Employees are prohibited from:

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falsifying data, information or records with respect to the Company’s finances or operations, including those related to, among other things: assets, liabilities, revenues, expenses and earnings; quality, safety and security; environmental performance; plant and equipment; claims; and timekeeping

•	accelerating, postponing or otherwise manipulating the accurate and timely recording of assets, liabilities revenues, expenses or earnings

•	creating off-book accounts or funds or making any other entry in any other record that intentionally misrepresents, conceals or disguises the true nature of any transaction, event or condition and

Approved by Exelon Board of Directors 06-27-06

•

taking any action, either alone or with another employee or a supplier, to improperly influence, coerce, manipulate or mislead any auditor or investigator engaged in the performance of an audit or other review of the Company's transactions, activities or operations, including its financial statements, financial transactions, or accounting or other internal controls

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Approved by Exelon Board of Directors 06-27-06

GOVERNMENT RELATIONS

Government Business

Exelon is committed to conducting its business with governmental agencies and officials consistent with the highest ethical standards and in compliance with applicable laws, regulations and rules. Exelon is also committed to cooperating with governmental enforcement investigators and law enforcement officials. Employees are free to speak to law enforcement officials in any matter, but are urged to contact the Legal Department whenever they are contacted by such officials regarding matters pertaining to Exelon business.

Main Obligations

•	Cooperate with governmental agencies and officials in a straightforward manner and exercise the utmost integrity at all times in conducting business with such agencies and officials

•	Provide forthright, responsive and timely disclosure of information in connection with the conduct of regulatory proceedings or in connection with responding to regulatory reporting requirements

•	Ensure that all responses to reasonable requests or inquiries from governmental agencies are accurate, complete and timely

•	Act professionally and with honesty and integrity when appearing before or interacting with government agencies

•	Do not interfere with or prevent any other employee or person from providing accurate information to any government official or agency

•

Understand and comply with the ethics codes applicable to the passing of benefits to state and federal legislators, their staff and officers or the staff of the executive branch and do not place such representatives in any conflict of interest, either actual or perceived

•	Report, in accordance with law, any benefits passed to federal and state officials

Things to Watch Out For

•	Giving anything of value to any governmental official

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Passing, on behalf of the Company, any benefit, including entertainment, food and beverage, travel and lodging, honoraria, loans, gifts or other things of value, to a state or federal legislator or executive branch official without obtaining the prior approval of Government Affairs, External Affairs or the Legal Department

•	Incorrect or unauthorized cost-charging on government contracts

•	Failing to respond in a timely manner to information requests from governmental officials

Approved by Exelon Board of Directors 06-27-06

Political Contributions and Lobbying

Personal Contributions

Employees have the right to participate in the political process and to engage in political activities of their own choosing. While involved in personal civic and political affairs, employees must make clear that their views and actions are their own, and not those of Exelon. If you have questions regarding personal political contributions or other personal political activity, seek guidance from the Legal Department, Government Affairs, or the Ethics and Compliance Office.

Main Obligations

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Employees may not solicit contributions from other employees for personal political purposes on Company time and may not require other employees, including secretarial or other support staff, to perform tasks in support of an employee's personal political activities

•	Employees may use an insignificant amount of Company resources, such as phones, fax machines or office supplies for their personal political purposes, where state law permits

•	Employees may make personal political contributions, but will not be reimbursed for such contributions by the Company

Corporate Contributions and Lobbying

Federal law places limits on a corporation’s ability to participate fully in the political process, especially by imposing prohibitions on corporations from making contributions of any kind to a candidate, political party, or political committee in connection with a federal election. Some states impose similar restrictions on making corporate contributions and conducting activities to support state or local candidates. Certain limited activities, including political action committees and lobbying, are allowed and should be coordinated by Governmental Affairs. If you have questions regarding corporate contributions or lobbying, seek guidance from the Legal Department, Government Affairs, or the Ethics and Compliance Office.

Approved by Exelon Board of Directors 06-27-06

Main Obligations

•	Employees who do not have policymaking, managerial, professional or supervisory responsibilities may not ever be solicited for federal political contributions

•

Since some states where we operate allow corporations to participate more broadly in the political process than others, decisions with respect to making corporate contributions and conducting activities to support state or local candidates or campaigns should be reviewed in advance with Government Affairs, the Legal Department or the Ethics and Compliance Office

•

Certain management level employees at Exelon and its subsidiaries can use Company-connected Political Action Committees (PACs) to participate in political matters, and can be approached at work to contribute to PACs; employee contributions to any Company-connected PAC are strictly voluntary

•

Employees should not provide any gift to governmental officials, or contact a government official on behalf of the Company unless they are specifically authorized to do so by Government Affairs and have met any governmental registration or reporting requirements

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Approved by Exelon Board of Directors 06-27-06

LEGAL AND REGULATORY COMPLIANCE

Senior Officers

In addition to all other provisions of the Code, Exelon’s Chief Executive Officer, Chief Financial Officer and other senior officers must adhere to and advocate certain principles in connection with discharging their responsibilities:

Main Obligations

•	Act honestly and ethically, including the ethical handling of actual or apparent conflicts of interest between their personal (including those of family members) and professional relationships

•	Establish an environment in the workplace that promotes honest and ethical behavior

•

Make full, fair, accurate, timely and understandable disclosure in reports and documents that the Company or any subsidiary files with, or submits to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Company

•	Ensure that the internal controls around financial reporting are properly designed and effective in compliance with the Sarbanes-Oxley Act of 2002 and other applicable laws and regulations

•	Comply with applicable governmental laws, rules and regulations

•	Promote accountability for adherence to the Code, including these provisions, and uniformly administer the Code so as to deter wrongdoing

•	Make prompt internal reporting of violations of these requirements to Exelon’s Ethics and Compliance Counsel or other legal counsel

In order for these executives to be effective in meeting these principles, all employees must act with the same high regard for fairness, honesty, accuracy and good faith.

Insider Trading or Dealing and Stock Tipping

Exelon is committed to fair and open markets for buying and selling its public securities. Federal law prohibits employees from buying or selling any Company equity or debt security based on material information obtained in the course of employment if the information is not available to the general public (“Inside Information”). Material information is information (whether favorable or unfavorable) that a reasonable investor would consider important in deciding whether to buy, sell or hold a security of the Company. Exelon’s policy requires full compliance with applicable laws and avoiding even the appearance of insider trading, insider dealing or tipping.

Approved by Exelon Board of Directors 06-27-06

Insider trading or dealing means buying or selling stock or any securities while in possession of inside information about the Company. Stock tipping means disclosing Inside Information about Exelon or any other company to another person to enable that person to buy or sell stock or other securities on the basis of such information.

Employees with questions should consult with the Corporate Secretary or the Ethics and Compliance Office.

Main Obligations

•	Never buy, sell or trade the stock or securities of the Company while you have Inside Information about the Company

•	Abstain from buying, selling or trading securities of all companies until the Inside Information has been publicly available for at least two full NYSE trading days

•	Also abstain from making buy or sell recommendations to anyone else while in possession of Inside Information

•	Only disclose Inside Information within the ordinary course of Exelon business and only to those who have a clear need to know

•	Members of the Board of Directors, officers and certain designated employees are required to obtain approval from the Office of the Corporate Secretary prior to any purchase or sale of Exelon stock

•	Refer to the Buying and Selling Exelon Securities Corporate Procedure

Things to watch out for

•	Failing to avoid the appearance that any Exelon employee is trading on inside information by engaging in “short sales” or trade in market options such as puts or calls on Exelon securities

•	Using or passing trading tips if there is any reason to believe that the information may have originated from someone with Inside Information

SEC Code of Professional Conduct

The SEC has established a code of professional conduct applicable to attorneys who advise the Company on matters that may relate to the Company’s SEC filings. The rules require the Company’s attorneys to report up-the-ladder within the Company evidence of wrongdoing by the Company or its Directors, employees or agents. Exelon has adopted a policy to assist its attorneys to understand and comply with the SEC’s rules.

Approved by Exelon Board of Directors 06-27-06

Affiliate Non-discrimination

The Federal Energy Regulatory Commission and the state utility commissions in New Jersey, Pennsylvania and Illinois have adopted regulations governing the business dealings between utility subsidiaries of Exelon Energy Delivery Company (collectively referred to as “EED”) and its affiliates to ensure that resources and assets of the regulated businesses of the Company are not used to subsidize or give an unfair advantage to other lines of the Company’s business. Employees must comply with all of these regulations and similar Tariff provisions applicable to business conducted by the utilities. Some examples of these include: the FERC Standards of Conduct, the Pennsylvania Code of Conduct, the Illinois Affiliate Non-Discrimination Rules and the New Jersey Affiliate Standards Rules.

Main Obligations

•	EED’s transmission operation must function independently from the operations of any of its affiliates

•	Employees may not give non-public information regarding EED’s market or its transmission and distribution systems to any third parties, including affiliates, on a preferential basis

•

Employees may not give preferential treatment regarding EED customer leads or transmission and distribution systems to any seller of electric energy natural gas or energy services, whether an affiliate or a competitor

•	EED customer information may be provided to third parties, including affiliates, only with the written consent of the customer

•	EED employees may not provide leads, preferences or similar benefits designed to provide a competitive advantage for any competitive business segment of EED or any affiliate

•	Costs must be appropriately charged or allocated between the regulated and other business functions of EED and between EED and its affiliates

If you are uncertain about these regulations or have questions regarding their implementation or interpretation, contact the Legal Department for guidance.

Energy Trading Rules

Exelon is committed to lawful and ethical practices in connection with conducting all of the Company’s businesses. The Company’s electric power and gas supply and trading operations have a special set of rules that must be followed.

Approved by Exelon Board of Directors 06-27-06

Main Obligations

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Engage only in transactions with a legitimate business purpose and economic substance and not in transactions intended to artificially boost revenues or volumes or manipulate market prices, market rules or market conditions

•	Operate and schedule generating facilities, undertake maintenance, declare outages and commit or otherwise bid supply in a manner that complies with applicable power market rules

•	Comply with the rules and reliability requirements of transmission system operators in the dispatch of generation units and scheduling of power transactions

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Disclose accurate and consistent information, in compliance with all applicable rules and requirements, to regulators and market monitors and to the media, including market publications and publishers of surveys and prices

•	Prepare and maintain adequate and accurate documentation of all trading transactions

Things to watch out for

•	Discussing with other market participants the price or supply of any commodity or other factors that may bear on competition

•	Engaging in simultaneous offsetting buy and sell trades or other activities that may artificially affect reported revenues, trading volumes and prices

•	Engaging in transactions or scheduling resources that have the appearance of creating market congestion

•	Making trades that are not properly and promptly recorded, or are expected in a non-conventional manner (i.e., cell phone versus recorded line)

Antitrust and Unfair Competition

Antitrust laws promote, preserve and protect competition and are a critical part of the environment in which Exelon operates. Violations of competition laws may expose Exelon and individual employees to criminal and or civil liability and associated penalties, including monetary damages, fines and even imprisonment.

Antitrust laws are complex. They generally prohibit joint action that restrains competition, as well as improper unilateral action that either propels one competitor into a monopoly position in the market or seriously threatens to do so. Other aspects of the antitrust laws prohibit certain types of discrimination in pricing and unfair trade practices. Employees who interact with customers, competitors or suppliers and anyone who believes that he or she is dealing with a situation that might have antitrust implications, should consult with the Legal Department or the Ethics and Compliance Office.

Approved by Exelon Board of Directors 06-27-06

Foreign Corrupt Practices Act

The Foreign Corrupt Practices Act (“FCPA”) has two main provisions. The anti-bribery provision makes it a crime to promise or give anything of value to foreign governmental or political officials or their agents to obtain or retain business, obtain any improper advantage or otherwise influence their judgment in the performance of official duties.

The FCPA also requires that publicly held companies, like Exelon, maintain accurate books, records and accounts and devise a system of internal accounting controls sufficient to provide reasonable assurance that, among other things, the Company’s books and records fairly and accurately reflect business activities and transactions. It is Exelon policy to present financial statements fairly and accurately and in accordance with generally accepted accounting principles.

Sales and Marketing Competitive Practices

While information about our competitors is a valuable asset, federal law and our Code require that we obtain this information legally.

Main Obligations

•	Do not solicit or accept trade secrets or other competitive information about a competitor that you know to be confidential or proprietary or know to have been obtained through unlawful means

•	Do not make misrepresentations in connection with collecting competitive intelligence

•	Do not solicit a competitor’s or supplier’s past or present employees to induce disclosures of proprietary information from them

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Approved by Exelon Board of Directors 06-27-06

CODE OF CONDUCT PROCESSES AND RESOURCES

Waivers

A waiver of any provision of the Code will be made only in exceptional circumstances for substantial cause. Requests for waivers must be submitted to the Corporate General Counsel, or his or her designee, for review and resolution. Any request for a waiver by any Director or Executive Officer must be submitted to the Board of Directors or a Board Committee. All waivers will be reported to the Exelon Ethics and Compliance Council. In addition, any waiver of a provision in the Code for any Director or Executive Officer will be disclosed to stockholders.

Certification of Compliance

Directors and non-represented employees and, in certain instances, independent contractors must complete each year a certification of compliance questionnaire. A completed certification questionnaire is a condition of employment for all non-represented employees. Directors will certify compliance with the Code in connection with the completion of their annual questionnaire.

Independent contractors required to complete the questionnaire are those who have access to Confidential Information, as defined in the Code, or those engaged in contract administration activities for Exelon such as verification of services and review and approval of invoices. The certification questionnaire is an acknowledgement of understanding and a self-assessment of Code compliance.

The certification questionnaire is administered on a confidential basis by the Ethics and Compliance Office. Exceptions that identify suspected violations of the law or this Code will be managed in accordance with the provisions stated below in “Reporting and Investigating Violations.”

Reporting and Investigating Violations

Exelon’s success in achieving legal and ethical compliance depends on each employee not only conducting his or her responsibilities in accordance with the law and the Code, but also by reporting matters that raise compliance or ethics issues.

Employees must report potential violations of the law or the Code by using one of the resources described in this section. Employees may be disciplined up to and including discharge for the failure to report a Code violation where they have a reasonable basis to know that a violation is occurring or has occurred. Employees who knowingly submit false reports will be subject to disciplinary action. If an employee self-reports wrongdoing, it will be a factor considered by management in connection with any discipline imposed for a violation of the law or the Code.

Approved by Exelon Board of Directors 06-27-06

All reports alleging violations of the law or the Code will be treated confidentially to the extent possible under the circumstances. A prompt, thorough and independent investigation will be conducted of reported concerns. Employees are required to cooperate in any investigation of a compliance or ethics concern. Reported concerns regarding accounting, internal accounting controls or auditing matters will be reported to the Audit Committee of Exelon’s Board of Directors.

If an investigation discloses the need for corrective action, Exelon will implement appropriate corrective action to prevent recurrence.

The Ethics and Compliance Office

Because compliance and high standards of ethical behavior are important to the Company, employees must have access to additional guidance from a knowledgeable person when circumstances require. Exelon is committed to providing employees with the resources necessary to help them understand the Code, resolve compliance and ethics questions and report any compliance or ethics concerns. In this regard, Exelon employees have several options.

Managers and supervisors are an initial source of guidance for employees and an appropriate channel for questions or reporting compliance or ethics concerns. Each employee is encouraged to contact his or her manager or supervisor to discuss issues of interpretation or to report concerns with respect to compliance with the law or the Code.

The Ethics and Compliance Office is another avenue for seeking guidance on Code interpretation or reporting concerns. The office reports to the Corporate Secretary and its staff includes an Associate General Counsel accountable for administering the ethics and compliance program. The Ethics and Compliance staff may be reached by phone, e-mail, regular mail, or in person. Contacts may be made anonymously. All contacts will be treated confidentially to the fullest extent possible. Reports to the Ethics and Compliance Office will be handled promptly, thoroughly, fairly, and discreetly.

Other avenues for guidance and reporting concerns in their respective areas are: Human Resources, Legal, Corporate Security, Internal Audit and Environment, Health and Safety.

Exelon employees may also contact the Exelon Help Line at 1-800-23-ETHIC, which is further described below.

Approved by Exelon Board of Directors 06-27-06

Ethics and Compliance Help Line/Compliance Reporting Website

If employees are uncomfortable talking to someone at their location or at the Company regarding Code guidance or a concern, they may call the Exelon Help Line at 1-800-23-ETHIC. The Help Line is dedicated solely to answering questions concerning the Code and for reporting compliance or ethics concerns related to suspected violations of the law or the Code. Caller ID is not used and no attempt is made to identify the caller. Anonymous callers who wish to follow up on their call will be assigned a confidential case number and will be advised if additional information is required before an effective investigation can occur.

All calls to the Help Line are answered by an independent third-party contractor that maintains the service. The service is multilingual and is available 24 hours a day, seven days a week, 365 days a year. Once the call is complete, a report of the call is forwarded to the Ethics and Compliance Office for review and appropriate follow-up action, as described under the heading “Reporting and Investigating Violations.”

The contractor managing the Help Line may monitor calls for quality assurance purposes. Any quality assurance recordings will not be made available to the Company. The Help Line will communicate with employees about their specific issue or concern, but will not provide confidential information about the investigation to any employee. The Help Line will coordinate all communications with and from employees with Exelon’s Ethics and Compliance Office.

Employees may also access the Report an Ethics Concern web link to request a Code interpretation or report a concern. The Report an Ethics Concern link can be accessed through the Exelon intranet website by selecting the link “Report an Ethics Concern” or by entering: www.compliance-helpline.com.

The Help Line and the Report an Ethics Concern web link are valuable resources and are made available to employees to request advice or report compliance or ethics concerns related to the Code. Employees are encouraged to use them.

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Approved by Exelon Board of Directors 06-27-06

RETALIATION

Any individual may in good faith report a concern regarding the conduct of another person or cooperate in any investigation regarding a suspected violation of the law or the Code without fear of reprisal, harassment, discrimination or retaliation of any kind. Any form of reprisal against an individual because the individual raised a matter of conduct or cooperated in an investigation is contrary to our culture and values — and it will not be tolerated. A person who engages in any act of retaliation will be disciplined, up to and including termination.

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Approved by Exelon Board of Directors 06-27-06

VIOLATIONS AND PENALTIES

Exelon considers this Code of Business Conduct to be of the utmost importance. Accordingly, it will be appropriately enforced at all levels. Violations of this Code will not be tolerated.

Discipline may be taken against any employee who:

•	Authorizes or participates in actions which violate the law or this Code

•	Fails to report a Code violation where there is a reasonable basis to know that a violation is occurring or has occurred

•	Fails to cooperate with an investigation or intentionally conceals information or otherwise intentionally obstructs an investigation concerning a suspected violation of the law or the Code

•	Retaliates or discriminates in any way against anyone who in good faith reports a suspected violation of the law or the Code by another person

•	Retaliates or discriminates in any way against anyone who cooperates in any investigation of any such suspected violation or

•	Fails to complete or falsely completes a certification of compliance questionnaire

Discipline may include, but is not limited to, a reprimand, performance improvement plans, temporary suspension, demotion, financial sanctions, reimbursement for Exelon’s losses or damages, and termination. The Company may as appropriate refer matters involving wrongdoing under the Code to law enforcement for criminal prosecution.

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Approved by Exelon Board of Directors 06-27-06

CONCLUSION

Ethical Decision Making

One of the primary goals of the Code is to enable employees to make ethical business decisions. The Code establishes a set of common expectations for behavior in areas that are vital to the Company’s reputation and that pose ethical or legal concerns.

Employees may find it helpful to ask the following questions before taking action in specific situations:

•	Is your action honest in every respect?

•	Will your action comply with the intent and purpose of the Code?

•	Does it conform to Exelon’s policy?

•	Could you defend your action in front of supervisors, fellow employees, the general public and your family?

•	Do you feel comfortable taking the action?

In judging the appropriateness of any action, employees should be able to answer yes to each of these questions. If you are still unsure or uncomfortable with your course of action, please seek assistance.

The Company relies on the personal judgment and thoughtful behavior of each employee in conducting Company business. Ultimately, employees are personally accountable for their decisions and should discuss ethical questions with a supervisor, manager, or any of the other resources identified in this Code, or call the Ethics and Compliance Office Help Line at 1-800-23-ETHIC. Employees who feel uncomfortable discussing ethical questions with a supervisor or manager are encouraged to contact the Ethics and Compliance Office or call the Help Line at 1-800-23-ETHIC.

Accountability

Each employee is accountable for understanding and complying with the Code and compliance is a condition of employment. Managers have the additional accountability to create an environment that encourages ethical conduct and a commitment to compliance with the law.

•	Managers, in collaboration with the Ethics and Compliance Office, are accountable for the following

•	Knowing and communicating the laws and regulations that affect their respective areas of operation

•	Assessing the potential for unethical or illegal conduct in their respective areas of operation and taking action to mitigate it

Approved by Exelon Board of Directors 06-27-06

•

Supporting a system for reporting concerns about ethics and unsafe conduct that protects employee confidentiality and anonymity to the fullest extent possible and ensures there is no retaliation against any employee for reporting a concern in good faith

•	Monitoring and documenting compliance with the Corporate Compliance Program and

•	Consistently administering disciplinary action regarding ethical misconduct and violations of the Code

•	Each of us is accountable for following the law, complying with Exelon and business unit policies and procedures, and striving to live up to our own values as well as those of Exelon

Committing an illegal or unethical act as an Exelon employee, agent, or supplier is never justifiable.

Each employee must conduct his or her business for the Company in accordance with this Code of Conduct. All of our stakeholders, including employees, customers, regulators, investors and suppliers, expect it, and our success depends on it.

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The Code is not a contract of employment and is not intended to create any contractual obligations on the part of Exelon. It does not alter the existing at-will employment relationship between Exelon and its employees. Labor organizations that represent employees have been placed on notice that the Code is included in the work rules applicable to their members.